SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  March 3, 2002


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                  1-11656                42-1283895
      (State or other             (Commission           (I.R.S. Employer
      jurisdiction of             File Number)           Identification
       incorporation)                                        Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On March 3, 2002, General Growth Properties, Inc. (the "Company") and GGP Limited Partnership ("GGPLP") of which the Company is the general partner, entered into a definitive Agreement and Plan of Merger (the "Agreement") with JP Realty, Inc. ("JP Realty") and its operating partnership subsidiary, Price Development Company, Limited Partnership ("PDC"), pursuant to which GGPLP agreed to acquire all of the outstanding shares of common stock of JP Realty and all of the outstanding common units of limited partnership in PDC by merging JP Realty and PDC with wholly-owned subsidiaries of GGPLP.

     The total acquisition price will be approximately $1.1 billion, which includes assumption of approximately $460 million of existing debt and $116 million of existing preferred operating units. Pursuant to the terms of the Agreement, each outstanding share of JP Realty common stock will be converted into $26.10 cash and each common unit of limited partnership interest in PDC will be converted into either $26.10 in cash or, at the election of the holder of such unit, 0.522 8.5% Series B Cumulative Preferred Units of limited partnership of GGPLP (the "Series B Preferred Units") with a face value of $50 per unit. The Series B Preferred Units may be converted into common units of limited partnership in GGPLP at a conversion price of $50 per unit. The Series B Preferred Units will be issued in a private placement and have not and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The consummation of the mergers is subject to customary closing conditions, including the approval of the transactions by the stockholders of JP Realty and the holders of common units of limited partnership in PDC. Mr. John Price, the Chairman, Chief Executive Officer and founder of JP Realty, and certain of his affiliates have signed a Voting Agreement pursuant to which they have agreed to vote all shares of capital stock of JP Realty and common units of limited partnership in PDC that are owned by them in favor of the mergers and appointed GGPLP as their proxy to vote such shares and units as to such matters. Mr. Price and his affiliates own approximately 1.8% of the common stock of JP Realty and more than 78% of the common units of limited partnership interest in PDC. It is anticipated that the transaction will close in the second quarter of 2002.

     JP Realty owns or has an interest in 50 properties, which consist of eighteen (18) enclosed regional malls, twenty-five (25) anchored community centers, one (1) free-standing retail property and six (6) mixed-use commercial/business properties, containing an aggregate of over 15.1 million square feet of Gross Leasable Area in 10 western states.

Item 7. Financial Statements and Exhibits.

Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report:

(a), (b)  Not applicable.

(c)  Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GENERAL GROWTH PROPERTIES, INC.


                                      By:   /s/ Bernard Freibaum
                                            -----------------------------------
                                                Bernard Freibaum
                                                Executive Vice President and
                                                Chief Financial Officer

Date:  March 6, 2002

                                  EXHIBIT INDEX

Exhibit
Number   Name

2.1 Agreement and Plan of Merger among General Growth Properties, Inc., GGP Limited Partnership, GGP Acquisition, L.L.C., GGP Acquisition II, L.L.C., JP Realty, Inc., and Price Development Company, Limited Partnership, dated as of March 3, 2002. (The registrant agrees to furnish supplementally a copy of Exhibits A-C, J and K to the SEC upon request.)

10.1     Voting Agreement, dated as of March 3, 2002.